Exhibit 10.12

[Translation for informational purposes only]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

[TO BE RATIFIED BEFORE A MEXICAN NOTARY PUBLIC AND REGISTERED IN THE RUG]

NON-DISPOSSESSORY PLEDGE AGREEMENT ON BENEFICIAL TRUST INTEREST dated March 17, 2022 (as amended, either totally or partially, supplemented or restated from time to time, the “Agreement”), entered into, by and between:

(a) Aerovías de México, S.A. de C.V. (“Aerovías”), as successor of Inmobiliaria Paseo de la Reforma 445, S.A. de C.V. (“Inmobiliaria”), as pledgor (“Pledgor”), and

(b) UMB Bank, National Association, in its capacity as Collateral Agent (as defined below), in the name and for the benefit of the Secured Parties to the Exit Debt Financing (as defined below), as pledgee (in such capacity, together with its successors and assignees, the “Pledgee” and jointly with the Pledgor, the “Parties”); and,

(c) with the appearance of Banca Mifel, S.A., Institución de Banca Múltiple, Grupo Financiero Mifel, in its capacity as trustee under the Torre Aeroméxico Trust (as such term is defined below); in accordance with the following Recitals, Representations and Clauses.

Recitals

I. Defined Terms. The capitalized terms used in this Agreement and not expressly defined herein will have the meaning attributed thereto in Clause One of this Agreement or, otherwise, the meaning established for said term or its respective translation in the Indenture (as such term is defined below), as applicable.

II. Partners Trust. On March 23, 2017, Moisés Farca Amiga, Rafi Farca Glatt, Salomón Salame Micha, Jacobo Salame Romano, Nelly Micha Levy, Carlos Salame Romano, Isaac Bissu Bali and Abraham Bissu Cohen, as settlors and beneficiaries (in such capacity, jointly, the “Partners”), and Banca Mifel, S.A., Institución de Banca Múltiple, Grupo Financiero Mifel, as trustee (in such capacity, the “Trustee of the Partners Trust”), with the appearance of Pledgor, entered into an Irrevocable Management and Investment Trust Agreement identified with number 2407/2017 (as it is or has been amended, either totally or partially, added or in any other way amended from time to time, the “Partners Trust”), in order, inter alia, for the Partners to contribute all the resources and working capital necessary to develop the Real Estate Project (as defined in the Partners Trust).

III. Merger. On December 28, 2021, all the shareholders of Aerovías adopted unanimous resolutions in lieu of meeting, and all the shareholders of Inmobiliaria held an extraordinary general shareholders’ meeting, by virtue of which, among other things, each of said companies authorized and resolved the merger of Inmobiliaria, as a company merged into Aerovías, as merging and surviving company. By virtue of the merger, Inmobiliaria ceased to exist and Aerovías became the universal successor and assignee of each and every of the rights, obligations, assets, liabilities and capital of Inmobiliaria, including, without limitation, all rights and obligations derived or related to each and every act, contract and transaction to which Inmobiliaria was a party.

IV. Torre Aeroméxico Trust. On March 29, 2017, the Trustee of the Partners Trust, as settlor and beneficiary, and Banca Mifel, S.A., Institución de Banca Múltiple, Grupo Financiero Mifel, as trustee (in that capacity, the “Torre Aeroméxico Trustee”), entered into a master trust agreement number 2414/2017 (as the same is or has been amended, either totally or partially, added or in any other way restated from time to time, and jointly with the Adhesion and Contribution Agreement, the “Torre Aeroméxico Trust”), by virtue of which, among other things, the Partners Trust agreed to contribute each and every building that make up the Torre Aeroméxico Project (as defined in the Torre Aeroméxico Trust). A copy of the Torre Aeroméxico Trust (without Exhibits) is attached hereto as Exhibit “A”.

V. Adhesion and Contribution Agreement to the Torre Aeroméxico Trust. On March 29, 2017, the Trustee of the Partners Trust, as settlor and beneficiary, Pledgor, as settlor and adhering beneficiary and the Torre Aeroméxico Trustee, in said capacity, with the appearance of Moisés Farca Amiga, Salomón Salame Micha, Isaac Bissu Bali, and Abraham Bissu Cohen, as joint and several obligors, entered into an adhesion and contribution agreement to the Torre Aeroméxico Trust (the “Adhesion and Contribution Agreement”), by virtue of which Pledgor (i) joined the Torre Aeroméxico Trust as settlor and beneficiary; and (ii) contributed, with the right of reversion, the ownership of the GAM Property (as defined in the Torre Aeroméxico Trust).

VI. Exit Debt Financing Commitment Documents. On December 10, 2021, Grupo Aeroméxico, S.A.B. de C.V. (“GAM”), and the Exit Debt Financing Creditors, entered into the Exit Debt Financing Commitment Documents (as defined below), as approved by the United States Bankruptcy Court for the Southern District of the State of New York (the “Bankruptcy Court”) in accordance with the voluntary restructuring procedure (the “US Restructuring Procedure”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq, initiated on June 30, 2020 by GAM, Aerovías, Aerolitoral, and Aerovías de Cargo (jointly, the “Debtors”) by virtue of which, among other things, they agreed to certain terms and conditions for a financing to be granted by the Creditors of the Exit Debt Financing to GAM, through the issuance of senior secured first lien notes (the “Notes”), to be disposed of through multiple dispositions in the terms of the Indenture (as defined below) for a total principal amount of US$762,500,000.00 (seven hundred sixty-two million five hundred thousand US Dollars, legal tender of the United States of America) (the “Exit Debt Financing”), comprising (a) one secured tranche 1, in a total principal amount of US$575,000,000.00 (five hundred and seventy-five million US Dollars, legal tender of the United States of America), and (b) one secured tranche 2 in a total principal amount of US$187,500,000.00 (one hundred eighty-seven million five hundred thousand US Dollars, legal tender of the United States of America).

VII. Exit Debt Financing Order. On February 4, 2022, within the US Restructuring Procedure, in accordance with the petition filed by the Debtors, the Bankruptcy Court approved the proposed Exit Debt Financing in accordance with the terms of the Exit Debt Financing Commitment Documents (the “Exit Debt Financing Order”) with the Exit Debt Financing Creditors. Said order was not appealed and remained firm on February 18, 2022.

VIII. Indenture. On this same date, GAM signed the Indenture (as defined below) by virtue of which the issuance of Notes was agreed in an amount equivalent to the Exit Debt Financing in favor of the Exit Debt Financing Creditors.

IX. Collateral Agent. In accordance with the Section on Joint Obligors (Guarantors) in the Terms Sheet of the Exit Debt Financing, as well as in the Indenture, the Creditors of the Exit Debt Financing appointed UMB Bank, National Association, as collateral agent (Collateral Agent) for the Exit Debt Financing Creditors (in said capacity, together with their successors and assignees in said capacity, the “Collateral Agent”) in connection with the Exit Debt Financing and the Exit Debt Financing Documents, including this Agreement (the “Appointment of the Collateral Agent”).

X. Disbursement of the Exit Debt Financing. On this same date, in accordance with the Exit Debt Financing Order issued by the Bankruptcy Court, GAM disposed in its entirety of the Exit Debt Financing.

XI. Pledgor enters into this Agreement in order to grant to Pledgee, for the benefit of the Exit Debt Financing Secured Parties, a Security Interest (as such term is defined below), a Security Interest on the Pledged Assets to guarantee the due and timely payment, fulfillment and satisfaction of each and every of the Exit Debt Financing Secured Obligations.

Representations

I. Pledgor in this act states, through its attorneys and under oath, that to this date:

(a)

it is a variable capital stock company (sociedad anónima de capital variable) duly incorporated and validly existing under the laws of Mexico and, by virtue of the merger referred to in Recital III of this Agreement, it became the successor and assignee of each and every right, obligation, assets, responsibilities and capital of Inmobiliaria, as stated in the public deeds that are listed next to their names in the Exhibit “B” of this Agreement;

(b)

has full legal capacity and sufficient powers, as well as the necessary authorizations (corporate, statutory or other, including the Exit Debt Financing Order) to validly execute, fulfill and carry out this Agreement and the obligations deriving therefrom;

(c)

except for the US Restructuring Procedure (completed on the date of this Agreement), there are no proceedings initiated by Pledgor and to the best of their knowledge, there are no procedures brought by third parties against Pledgor, seeking reorganization, controlled administration, suspension of payments, commercial bankruptcy, bankruptcy, dissolution or liquidation thereof;

(d)

Pledgor is the sole and legitimate owner and beneficiary, and has the legitimate ownership, of the Pledged Assets, as applicable, and is up to date in complying with each and every one of its obligations and legal requirements derived of or related to their respective Pledged Assets;

(e)

the Pledged Assets are free of any Lien (except for Liens permitted under the Indenture), conditions, limitations or restrictions of ownership or any other options or preferential rights of any nature, including without limitation, preferential rights or rights of first refusal;

(f)

none of the Pledged Assets is subject to any agreement, arrangement, contract or other type of document pursuant to which (a) is granted to a third party (x) any option or right of any nature to use, enjoy, own or otherwise lease the Pledged Assets or any part thereof and/or (y) any option or right to manage or otherwise control or operate the Pledged Aircraft or any part thereof; or (b) restrict or prohibit in any way any Lien, assignment, transfer, use or exercise of the Pledged Assets or any part thereof, save for the requirements to obtain the Required Approvals and Instructions (which have been duly and validly obtained and are in full force and effect) and except for the restrictions provided in this Agreement and other Exit Debt Financing Documents;

(g)

neither the bylaws of Pledgor, nor any of the contracts to which Pledgor is a party as of the date hereof, include any provision that could restrict the capacity and/or rights of Pledgee to execute and/or dispose of the Pledged Assets in accordance with the provisions of this Agreement;

(h)

all authorizations, licenses, permits and certificates required under the applicable Legal Requirements have been duly and validly obtained and paid in full by Pledgor in accordance with the applicable Legal Requirements, except to the extent that it cannot reasonably be expected to cause a material adverse effect, and are and will remain in full force and effect during the term of this Agreement;

(i)

Pledgor does not require any authorization or approval or the delivery of any notice (except for authorizations and approvals that have been duly and validly obtained prior to the signing of this Agreement and are in full force and effect, including the Exit Debt Financing Order and the Required Authorizations and Instructions by those notices that have been duly delivered prior to the execution of this Agreement for (i) the execution and fulfillment of this Agreement in accordance with its terms, or (ii) grant, perfect and maintain the pledge in first place and first priority perfected on the Pledged Assets, nor to comply with or satisfy the obligations at its charge hereunder, which are legal, valid and enforceable against Pledgor in accordance with their respective terms;

(j)

as of this date, it does not exist and, to the best of Pledgor’s knowledge after having carried out a due investigation, there is no threat (save for those facts disclosed to the Secured Parties of the Exit Debt Financing during the US Restructuring Procedure) that any action, demand, claim, requirement or procedure will be initiated before any court, Government Authority, arbitrator, arbitration panel or jurisdictional entity against any Pledgor, that affects or may affect (i) the Pledged Assets or any part thereof; (ii) the legality, validity or enforceability of this Agreement, of the Security Interest created pursuant thereto and/or of any of the obligations of Pledgor derived from or related to this Agreement, and/or (iii ) the legitimate and valid property and ownership of Pledgor with respect to the Pledged Assets;

(k)

the execution and fulfillment of this Agreement is within the corporate purpose of Pledgor and does not violate or constitute a breach of (i) any order of the Bankruptcy Court, including the Exit Debt Financing Order, (ii) any provision of the bylaws, incorporation charter, operating agreement, shareholders’ agreement or any other document of incorporation or association of Pledgor, as well as any provision in the Torre Aeroméxico Trust; (iii) contract, agreement, arrangement, license, resolution or order to which Pledgor is a party or to which Pledgor or its respective assets (other than the Pledged Assets) are subject, or (iv) any law, regulation, circular, order or decree of any Government Authority;

(l)

the persons who enter into this Agreement on behalf and representation of Pledgor have all the powers and sufficient authority, as well as the necessary authorizations (corporate, statutory or otherwise) to validly enter into this Agreement in the name and on behalf of Pledgor and to validly bind it in the terms of this Agreement, as stated in the public deed listed in Exhibit “B” to this Agreement, and such powers, authority and authorizations are in full force and effect as of this date and have not been revoked, modified or otherwise limited in any way whatsoever;

(m)

it is the intention and will of Pledgor to enter into this Agreement and to grant an unconditional and irrevocable pledge in the first place and order of preference on the Pledged Assets in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, to irrevocably guarantee the timely and due payment, fulfillment and satisfaction of each and every of the Secured Obligations of the Exit Debt Financing;

(n)

Pledgor has received or will receive direct or indirect benefits from the performance of the of Exit Debt Financing, through the execution and delivery of this Agreement and any other of Exit Debt Financing Document to which it is a party;

(o)

through the execution of this Agreement, Pledgor recognizes the legal capacity and powers of Pledgee to act as Collateral Agent for the benefit of the Secured Parties of the Exit Debt Financing in accordance with the terms of the Exit Debt Financing Documents and the Appointment of the Collateral Agent;

(p)

Pledgor recognizes and agrees that (i) the truthfulness and accuracy of its representations contained in this Agreement, and (ii) the validity, binding effect and enforceability of this Agreement and the pledge in the first place and degree of precedence over the Pledged Assets hereunder, constitute a determining reason for the willingness of Exit Debt Financing Creditors to grant the Exit Debt Financing and of Pledgee and the Secured Parties of the Exit Debt Financing to execute the Exit Debt Financing Commitment Documents and the other of Exit Debt Financing Documents, as applicable;

(q)	there has been no error, fraud, willful misconduct, bad faith or coercion in the execution of this Agreement; and

(r)

this Agreement and the Security Interest granted hereunder constitute, in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, a legal, effective, valid and enforceable pledge on the Pledged Assets (which granting has been authorized by the Bankruptcy Court through the Exit Debt Financing Order).

II.	Pledgee in this act states, through its attorney, that:

(a)	it is a National Association organized and validly existing in accordance with the laws of the United States of America; and

(b)

the person who enters into this Agreement on its behalf has all the powers and authority necessary, as well as the corporate authorizations necessary to validly execute this Agreement on its behalf, and to validly bind it under the terms hereof, and such corporate powers, authority and authorizations have not been revoked, modified or limited in any way whatsoever.

III.	Torre Aeroméxico Trustee in this act states, through its attorney, that:

(a)

is a duly incorporated and validly existing corporation under the laws of Mexico, and is authorized by the Ministry of Finance and Public Credit to operate as a multiple banking institution and to provide fiduciary services;

(b)

is trustee of the Torre Aeroméxico Trust and has full legal capacity and sufficient powers, as well as the necessary authorizations (corporate, statutory, fiduciary or others), to validly appear at the execution of this Agreement on the instructions of the Technical Committee of the Torre Aeroméxico Trust;

(c)

does not require any authorization, instruction or approval (except for the authorizations, instructions or approvals that have been duly and validly obtained prior to the execution of this Agreement and that are in full force and effect) to appear at the execution of this Agreement;

(d)

by executing this Agreement, it approves and consents, for all applicable legal purposes, to the granting of the Security Interest on the Pledged Assets in accordance with the provisions hereof, and the transfer, by Pledgee, or of the third party that it designates for such purposes in accordance herewith, of the Beneficial Interest in case of execution of the Security Interest; provided that, at the appropriate time, the corresponding transferee must comply with the Know Your Client processes of the Torre Aeroméxico Trustee in accordance with the provisions of clause Seventeen of the Torre Aeroméxico Trust Agreement; and

(e)

the person who appears at the execution of this Agreement on its behalf has all sufficient powers and authorities, as well as the necessary authorizations (fiduciary, statutory or other) to validly appear at this Agreement on its behalf, and said powers, authorities and corporate authorizations have not been revoked, modified or limited in any way whatsoever.

NOW, AND THEREFORE, based on the Recitals and Representations above, the parties agree to bind themselves according to the following:

Clauses

One. Certain Terms Defined.

(a) As used in this Agreement and its Exhibits, the following terms used in upper case shall have the following meanings, unless otherwise required by context:

“Pledgee” has the meaning attributed thereto in background of this Agreement.

“Indenture” means the indenture, a copy of which is attached hereto as Exhibit “C”, entered into on March 17, 2022 by, among others, (i) GAM, as issuer (Issuer); (ii) certain subsidiaries of GAM, as guarantors (Guarantors); (iii) The Bank of New York Mellon, as trustee (Trustee), registrar (Registrar), transfer agent (Transfer Agent) and principal paying agent (Principal Paying Agent); and (iv) UMB Bank, National Association, as Collateral Agent, as modified, in whole or in part, added to or otherwise amended from time to time.

“Aerolitoral” means Aerolitoral, S.A. de C.V.

“Aerovías” has the meaning attributed thereto in background of this Agreement.

“Aerovías de Cargo” means Aerovías Empresa de Cargo, S.A. de C.V.

“Affiliate” means any person who directly or indirectly through one or more persons, controls, is controlled by, or is under the common control of such person, where control means possession, directly or indirectly, of the powers to direct or cause a person’s policies and administration to be directed, whether by holding voting securities, by contract, as trustee, executor or otherwise.

“Security Agent” has the meaning attributed thereto in Recital IX of this Agreement.

“Approval of the Technical Committee of the Torre Aeroméxico Trust” means the approval of the Technical Committee of the Torre Aeroméxico Trust, with respect to (i) the execution of this Agreement by Pledgor and the granting of the Security Interest in the terms thereof; (ii) the appearance and consent of the Torre Aeroméxico Trustee to and regarding this Agreement in its terms; and (iii) the transfer, by Pledgor (or the third party that it designates for such purposes pursuant hereto) of the Beneficial Interest and other Pledged Assets in case of execution of the Security Interest and this Agreement, a copy of which is attached hereto as Exhibit “D-1”.

“Approval of the Partners Trust” means the approval of the Trustee of the Partners Trust through its technical committee, with respect to (i) the execution of this Agreement by Pledgor and the granting of the Security Interest in the terms thereof; and (ii) the transfer, by Pledgee or the third party designated thereby for such purposes, of the Beneficial Interest and other Pledged Assets in case of execution of the Security Interest and this Agreement, a copy of which is attached hereto as Exhibit “D-2”.

“Approval of the Torre Aeroméxico Trustee” means the approval of the Torre Aeroméxico Trustee, with respect to (i) the execution of this Agreement by Pledgor and the granting of the Security Interest in the terms thereof; and (ii) the transfer, by Pledgor (or the third party that it designates for such purposes pursuant hereto) of the Beneficial Interest and other Pledged Assets in case of execution of the Security Interest and this Agreement, a copy of which is attached hereto as Exhibit “D-3”.

“Required Approvals and Instructions” means the joint reference to the Approval of the Partners Trust (through its technical committee), the Approval of the Technical Committee of the Torre Aeroméxico Trust, the Approval of the Torre Aeroméxico Trustee, the Instruction of the Technical Committee of the Torre Aeroméxico Trust, the Instruction of the Partners Trust and the Instruction of Pledgor.

“Government Authority” means with respect to any person, any applicable nation or government, any state or other political subdivision thereof, any applicable central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, tax, regulatory or administrative powers or functions of, or related to, the government (whether such authority is recognized as a de jure government or a de facto government) with respect to such Person, including, as applicable, any supranational body such as the European Union or the European Central Bank.

“Pledged Assets” means the joint reference to (i) the Beneficial Interest, (ii) any other interest, participation, right, resource, proceeds, distribution, dividend (in cash, participations or in any other way) and any other rights, assets and properties that from time to time are reverted, received, paid or distributed in any way with respect to, or in exchange for, all or part of said Beneficial Interest, and (iii) all cash, cash equivalents, goods, products and/or proceeds received by Pledgor in connection with or derived from the Pledged Assets and/or the Trust Estate (or any part thereof).

“Exit Debt Financing Commitment Letter” means the Commitment Letter dated August 13, 2020, entered into by and between the Exit Debt Financing Creditors and GAM, with regards to the Exit Debt Financing, which copy is attached hereto as Exhibit “E”, together with all annexes and other documents attached thereto and documents and/or schedules thereto, in each case, as said letter, documents, annexes and schedules are amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Term Sheet” means the summary of terms and conditions of the Exit Debt Term Sheet, a copy of which is attached hereto as “Exhibit “F”, together with all the documents, annexes and/or appendices derived from, or in relation to the same, in each case, under which the Indenture was based.

“Commercial Code” means the Mexican Commercial Code.

“Bankruptcy Code” means the United States Code.

“Agreement” means this Non-Dispossessory Pledge Agreement, as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Adhesion and Contribution Agreement” has the meaning attributed thereto in Recital V of this Agreement.

“Bankruptcy Court” has the meaning attributed thereto in Recital VI of this Agreement.

“Beneficial Interest” means any and all present or future rights of Pledgor, in the corresponding capacity, either as settlor and beneficiary under the Torre Aeroméxico Trust, as well as any other beneficial interest, settlor rights, reversion rights, economic rights, corporate rights and present and future benefits of Pledgor with respect to the Trust Estate in relation to, or derived from, the Torre Aeroméxico Trust.

“Designation of Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Pledgor” has the meaning attributed thereto in background to this Agreement.

“Debtors” has the meaning attributed thereto in Recital VI of this Agreement.

“Business Day” means any day except Saturday, Sunday and any day that banks located in (i) New York, New York, United States of America, or (ii) Mexico City, Mexico, are authorized or required by law, regulation, or decree to remain closed.

“Exit Debt Financing Security Documents” means the joint reference to this Agreement, each and every contract, document or instrument that is “Collateral Documents” in terms of the Indenture and each and every contract, document or instrument, present or future, in connection therewith or otherwise constituting or perfecting a guarantee or Lien in favor of Pledgee on any Collateral (as defined in the Exit Debt Financing Documents), in each case, (y) in conjunction with all documents, annexes and schedules derived from, or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Financing Documents” means the joint reference to the Exit Debt Financing Commitment Documents, the Indenture, the Exit Debt Financing Security Documents (including this Agreement) and any other agreement, document or instrument that is necessary for the exit debt financing (Definitive Debt Document) under the Indenture, or otherwise signed or delivered on this date or at any later time in connection with the of Exit Debt Financing, with any of the Exit Debt Financing Documents and/or any Exit Debt Financing Security Documents, in each case, (y) jointly with all documents, annexes and schedules derived from or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Commitment Documents” means the joint reference to the Exit Debt Commitment Letter and the Exit Debt Term Sheet.

“Dollars” or “US$” means the legal tender in the United States of America.

“Event of Default” has the meaning attributed to the term “Event of Default” in the Exit Debt Financing Commitment Documents and the of Exit Debt Financing Documents.

“Partners Trust” has the meaning attributed thereto in Recital II of this Agreement.

“Torre Aeroméxico Trust” has the meaning attributed thereto in Recital IV of this Agreement.

“Partners Trust Trustee” has the meaning attributed thereto in Recital II of this Agreement.

“Torre Aeromexico Trustee” has the meaning attributed thereto in Recital IV of this Agreement.

“Exit Debt Financing” has the meaning attributed thereto in Recital VI of this Agreement.

“GAM” has the meaning attributed thereto in Recital VI of this Agreement.

“Guarantors” means the joint reference to Aerolitoral, Aerovías, and Aerovías de Cargo, in their capacity as guarantors according to the Exit Debt Financing Documents.

“Security Interest” has the meaning set forth in Clause Two of this Agreement.

“Lien” means, in relation to any good or asset, any mortgage (legal or otherwise), pledge, mortgage, embargo, charge, guarantee, assignment or other lien, preference, priority or agreement or preferential imposition of any kind, including any security trust, with respect to such good or asset or its income, revenues or profits, including (i) any warranty on any right to participate in any form in income, earnings, profits, royalties, rents or other profits of any kind arising from or attributable to such goods or assets or rights arising from them; (ii) any acquisition, option, or right to acquire such goods or assets, including any conditional sale or other ownership reservation agreement; and (iii) any agreement to create or grant any of the above.

“Default” means any event or situation that constitutes an Event of Default or that by notification, the lapse of time or both, unless cured or waived, may constitute an Event of Default.

“Pledgor Instruction” means the instruction dated March 14, 2022, issued to the Torre Aeroméxico Trustee by Pledgor, regarding, inter alia, the authorization of the execution of this Agreement under the terms hereof, a copy of which is attached hereto as Exhibit “D-4”.

“Instruction of the Technical Committee of the Torre Aeroméxico Trust” means the instruction dated March 9, 2022, issued to the Torre Aeroméxico Trustee by the technical committee of the Torre Aeroméxico Trust, with respect to, inter alia, the appearance of the Trustee at the execution of this Agreement in the terms hereof, a copy of which is attached hereto as Exhibit “D-5”.

“Instruction of the Partners Trust” means the notification and instruction issued to the Torre Aeroméxico Trustee by the Trustee of the Partners Trust, with respect to, inter alia, the approval and authorization of the execution of this Agreement under the terms hereof, a copy of which is attached hereto as Exhibit “D-6”.

“Law” means the General Law on Securities and Credit Transactions.

“Mexico” means the United Mexican States.

“Termination Notice” has the meaning set forth in Clause Three of this Agreement.

“Exit Debt Financing Secured Obligations” means, jointly or separately as the context requires, and without duplication, (i) each and every one of the amounts owed or payable, current or contingent, by GAM, the Guarantors (in any capacity) or Pledgor (in any capacity), as to or in connection with the Exit Debt Financing and/or the Exit Debt Financing Documents (including the Exit Debt Financing Security Documents), including, without limitation, interest, any fees and other indemnities, costs and expenses (such as reasonable and verifiable attorneys’ fees and expenses) due or payable by GAM, the Guarantors (in any capacity) and/or Pledgor (in any capacity) pursuant to the Exit Debt Financing and the Exit Debt Financing Documents; (ii) each and every one of the obligations in charge of GAM, the Guarantors (in any capacity) and/or Pledgor (in any capacity) derived from or related to the Exit Debt Financing and/or Exit Debt Financing Documents (including Exit Debt Financing Security Documents); and (iii) each and every one of the obligations to the charge of any Pledgor derived from or related to this Agreement.

“Exit Debt Financing Order” has the meaning attributed thereto in Recital VII of this Agreement.

“Parties” has the meaning attributed thereto in foreground of this Agreement.

“Exit Debt Financing Secured Parties” means the joint reference to the Creditors of the Exit Debt Financing, to the Holders of the Notes, to the Trustee, to the Registrar, to the Transfer Agent, to the Principal Paying Agent, and the Collateral Agent, as well as to any other Person who is a “Secured Party” in terms of the Indenture.

“Trust Estate” shall have the meaning given to it in the Torre Aeroméxico Trust.

“Person” means any individual, legal entity, corporation (including corporate trust), limited liability partnership, stock company, trust, joint venture, or any other entity, or Government Authority.

“Pesos” or “MX$” means the legal tender of Mexico.

“US Restructuring Procedure” has the meaning attributed thereto in Recital VI of this Agreement.

“RUG” has the meaning given to such term in Clause 2 of this Agreement.

“Partners” has the meaning attributed thereto in Recital II of this Agreement.

“Legal Requirements” means each and every one of the laws, rules, regulations, provisions, codes, decrees, orders, conditions, restrictions and other legal requirements in force, issued or promulgated by any Government Authority, whether federal, state and/or local, related to or applicable to the Pledged Assets (or any part thereof), including, without limitation, the design, use, operation and maintenance of the Pledged Assets (or any part thereof), as such requirements are amended, whether in whole or in part, added to, substituted for or otherwise amended from time to time.

(b) Interpretation. The terms defined in this Clause One shall apply both to the singular and plural form of such terms. When the context so requires, any pronoun shall include the corresponding male, female, or neutral form. Except as expressly provided otherwise, the words “herein”, “hereof”, “hereunder”, “below” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to Clauses, Sections, Paragraphs, Items, and Annexes refer to clauses, sections, paragraphs, items, and Annexes of this Agreement, unless otherwise required by the context. As used in this Agreement or in any certificate or document signed hereunder (i) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”, (ii) the word “incur” shall be construed to mean incurring, creating, issuing, assuming, assuming responsibility in relation to, or allowing it to exist (and the words “incurred” and “incurring” shall have corresponding meanings), (iii) “asset”, “good” and/or “property” shall be understood to have the same meaning and effect and to refer to each and every asset, goods and property, tangible and intangible, including cash, shares and/or interest representing the equity of any company, securities, income, accounts, lease and contractual rights, (iv) unless otherwise expressly stated, references to any contract, agreement or instrument include reference to such contract, agreement or instrument as amended, in whole or in part, supplemented or in any other way restated from time to time, and (v) references to any legal order, law or regulation shall be understood to include amendments thereto from time to time or to any law or regulation that replaces them.

Two. Pledge; Constitution of the pledge.

(a) In accordance with the Second Title, Chapter IV, Seventh Section of the Act, Pledgor in this act grants an unconditional and irrevocable non-dispossessory pledge in the first place and priority in favor of Pledgee, for the benefit of the Exit Debt Financing Secured Parties (the “Security Interest”) on and with respect to the Pledged Assets that are currently the property of Pledgor or that Pledgor acquires in the future, or over which Pledgor has or in the future acquires any right or participation on or under the Torre Aeroméxico Trust, and with everything that in fact or by law corresponds thereto, in order to unconditionally and irrevocably guarantee the total, due and timely fulfillment, payment and satisfaction at maturity (whether at scheduled maturity, early maturity or for any other reason) of each and every of the Exit Debt Financing Secured Obligations.

(b) In order to perfect the Security Interest on the Pledged Assets in accordance with the provisions of Articles 365, 366, and 367 of the Act, Pledgor in this act agrees that, on the date of signing this Agreement (i) the Parties hereto will ratify it before a Mexican notary public, and (ii) Pledgor will submit this Agreement for registration in the Single Registry of Movable Guarantees (the “RUG”), and will deliver to Pledgee a copy of the electronic registration ticket issued by the RUG, documenting said registration. For said purposes, Pledgor and Pledgee in this act and from this moment authorize and instruct the notary public before whom this Agreement is ratified, to register it before the RUG no later than on the referred date.

Pledgor agrees to (i) provide the notary public before whom this Agreement is ratified, the amounts that are necessary, if any, to cover the fees of said notary public and any notary expenses, duties, taxes, contributions or other amounts related to the registration process of this Agreement in the RUG; and (ii) collaborate with the Pledgee and/or the corresponding notary public and sign all the documents that Pledgee and/or said public notary may require, so that any of them may carry out any procedure or act related to the foregoing.

(c) Pledgor in this act irrevocably authorizes Pledgee so that (i) at its sole discretion; (ii) without the need to notify Pledgor; (iii) at the entire cost and charge of Pledgor; and (iv) without any liability to the Pledgee, file and carry out any notification, presentation or instrument in or before any registry, office or registration office, institution and/or Torre Aeroméxico Trustee and/or any Government Authority, as Pledgee deems appropriate in order to perfect or protect the Security Interest.

(d) Pledgor agrees and undertakes to, on this date, (I) grant in favor of Pledgee, in a public deed before a Mexican notary public, a special irrevocable power of attorney in terms of the form attached hereto as Exhibit “G”, so that in the name and on behalf of Pledgor or in any other way, Pledgee may (a) carry out all the actions described in this Agreement and all acts incidental thereto, as well as any actions that are necessary to preserve any rights of Pledgee and/or the Secured Parties of the Exit Debt Financing with respect to the Pledged Assets (or any part thereof), including without limitation, in the event that an Event of Default occurs and continues, instruct the Torre Aeroméxico Trustee to pay and deposit (if any) all amounts payable to Pledgor directly to the Pledgee in the accounts designated by said Pledgee, and receive said amounts and deposits and apply them for the payment of the Exit Debt Financing Secured Obligations in accordance with the provisions of the Exit Debt Financing Documents; (b) exercise all the rights and powers corresponding to, or related to, the Beneficial Interest, in accordance with the provisions of Clause Five of this Agreement; and (c) carry out all acts that are necessary for, and execute, acknowledge and/or deliver all and any acts, documents, deeds, assignments, pledge agreements, security agreements, and other documents required to (i) perfect, assign, transfer, protect, confirm and/or maintain the Security Interest granted in accordance with this Agreement, as well as the rights, actions and resources of Pledgee and of the Secured Parties of the Exit Debt Financing pursuant to this instrument, and/or (ii) carry out the intention or facilitate the performance of the terms of this Agreement, as well as to allow Pledgee and the Secured Parties of the Exit Debt Financing to exercise their respective rights, actions and resources in accordance with this Agreement and/or the applicable laws, and/or (iii) register this Agreement and/or any transaction contemplated herein (including, without limitation, the Security Interest), in or before all necessary or applicable registries, offices or filing offices, institutions or Government Authorities; and for it to be able to (iv) demand payment, collect, require payment of, recover, accumulate, combine, receive and grant and issue letters of payment and receipts for amounts due and to be due under or with respect to the Pledged Assets; and/or (v) receive, endorse and collect any securities or certificates of deposit, assignments, verifications and notifications in relation to the Beneficial Interest and other documents related to the Pledged Assets; and/or (vi) receive, endorse and collect any and all instruments derived from any Beneficial Interest that are payable to Pledgor; and (II) deliver to Pledgee an original transcript of the public deed stating said power of attorney.

(e) Pledgor must pay all reasonable and documented fees, notary expenses, duties, taxes, contributions, as well as any other amounts necessary to comply with their obligations under this Clause Two.

Three. Term; Continuity of the Security Interest. The Security Interest shall be continuous and (i) shall remain in full force and effect until all Exit Debt Financing Secured Obligations and each and every other amount (other than amounts derived from contingent indemnification obligations in respect of which no claim has been initiated) due in accordance with the Exit Debt Financing Documents have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there is no outstanding commitment of GAM, Guarantors (in any capacity) or Pledgor (in any capacity) that may give rise to Exit Debt Financing Secured Obligations; (ii) shall be binding on Pledgor and their respective permitted successors and assignees; and (iii) shall be in the interest of and be enforceable by Pledgee and the Exit Debt Financing Secured Parties, and their respective successors and assignees. As soon as reasonably possible, but in any case within 10 (ten) Business Days following that in which all Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnification obligations in respect of which no claim has been initiated) have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there are no outstanding commitments by GAM, the Obligors (in any capacity) or Pledgor (in any capacity) that could give rise to Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnity obligations for which no claim has been initiated), and upon written request of Pledgor, Pledgee shall provide Pledgor a notice of termination substantially in terms of the form attached hereto as Exhibit “H” (the “Termination Notice”). Only by the delivery of the Termination Notice made by Pledgee to Pledgor pursuant to this Agreement or by termination as expressly set forth in the Indenture, this Agreement shall terminate and the Security Interest shall cease, end and be released. Pledgor shall be responsible for the payment of any costs, expenses, rights, commissions and fees, including reasonable and documented fees and disbursements of the legal advisors of Pledgee and Secured Parties of the Exit Debt Financing, arising from or in connection with the termination, release and/or cancellation of the Security Interest.

The Parties agree and acknowledge that the Security Interest is indivisible and that the Pledged Assets guarantee the satisfaction, fulfillment and payment of the Exit Debt Financing Secured Obligations in their entirety, without limitation; by virtue of the foregoing, Pledgor in this act waives any rights, present or future, it may have to request the partial release of the pledge created hereunder or of any other security that Pledgor or any third party has created, granted, acquired or designated to guarantee the Secured Obligations of the Exit Debt Financing, and the Parties hereby agree that notwithstanding the provisions of Article 349 of the Act, the Security Interest granted hereunder shall not be reduced under the provisions of said article.

Four. Obligations of Pledgor.

(a)	Pledgor undertakes and agrees that it shall, during the term of this Agreement:

i.

defend, at its own cost and expense, the Pledged Assets and the right, title and interest of Pledgee and the Exit Debt Financing Secured Parties in and on the Pledged Assets, from and against any actions, claims or proceedings initiated by any Person (including any Person claiming an interest in the Pledged Assets) other than Pledgee and/or the Exit Debt Financing Secured Parties; provided that, Pledgee shall have the right, but not the obligation, to defend the Pledged Assets and its rights and the rights of the Exit Debt Financing Secured Parties hereunder, in which case Pledgor shall reimburse Pledgee any reasonable and documented costs and expenses incurred by Pledgee and/or the Exit Debt Financing Secured Parties in connection with such defense, and the corresponding amount shall form part of the Exit Debt Financing Secured Obligations until fully paid; (ii) refrain from creating, incurring, assuming, or allowing any Lien, charge, option, or guarantee to exist in favor of, or any claim by any Person with respect to any of the Pledged Assets currently owned by, or acquired by, Pledgor, except for the Security Interest; (iii) refrain from selling, exchanging, transferring, assigning, delivering, affecting in trust, granting in usufruct, pledge or otherwise having, or granting any option with respect to, such Pledged Assets or any interest therein or any interest thereon, except for the Security Interest or as otherwise permitted by the Indenture; (iv) execute and deliver to Pledgee those documents in favor of Pledgee, and to carry out any action in connection with the Security Interest that Pledgee requests in order to protect and maintain the Security Interest and to protect and preserve the Pledged Assets, as well as pay all reasonable and documented costs and expenses arising out of or in connection with the foregoing; and (v) pay all and any taxes, contributions, levies and any other charges of any kind determined, collected or imposed on or in connection with the Pledged Assets (or any part thereof);

ii.	comply, observe, maintain, renew and carry out all and any applicable Legal Requirements or with respect to the Pledged Assets, the Torre Aeroméxico Trust and the Trust Estate;

iii.

cover and pay in full all and any necessary or convenient costs and expenses for the proper conservation, repair, administration and operation of all and any Pledged Assets, the Torre Aeroméxico Trust, and the Trust Estate;

iv.

refrain from amending the terms of any document that constitutes or is related to the Pledged Assets, (i) in any manner, that may affect the performance of the Pledged Assets (or any part thereof) and/or the compliance of the Exit Debt Financing Secured Obligations or (ii) otherwise results (or may reasonably be expected to result) in a breach of or conflict with the terms and conditions of the Exit Debt Financing Documents;

v.	refrain from taking any action or allowing any Person to take or refrain from any action, which may impair the validity or enforceability of the Security Interest created hereunder;

vi.

guarantee at all times the existence and legitimacy of the Pledged Assets, until such time as the Exit Debt Financing Secured Obligations have been duly and timely satisfied, paid, complied with and irreversibly settled in full, to the satisfaction of Pledgee;

vii.

promptly notify Pledgee in writing of any circumstances that adversely affect or that Pledgor reasonably consider that it may adversely affect the rights of Pledgee and/or the Exit Debt Financing Secured Parties under this Agreement, or any circumstance or event that causes or may cause the loss, destruction or material reduction of the value of the Pledged Assets (or any part thereof), as soon as possible but in any case within 2 (two)[1] Business Days following the date on which such circumstance or event occurs;

viii.

provide Pledgee all the information that Pledgee wishes in connection with the Pledged Assets, the Torre Aeroméxico Trust and/or the Trust Estate, as soon as possible but in any case within 2 (two) Business Days following the date on which Pledgor receives such request;

ix.	immediately notify Pledgee in writing of the occurrence of any Default or Event of Default; and

x.

in the event that an Event of Default occurs, at its full cost and expense, notify the Torre Aeroméxico Trustee, instructing it to make, where appropriate, all payments under the Torre Aeromexico Trust related to the Beneficial Interest directly to the bank account designated by Pledgee.

(b) Pledgor undertakes to and agrees that it shall protect, indemnify, reimburse, defend and hold Pledgee and the Exit Debt Financing Secured Parties (as well as their respective successors, representatives and assignees) and their respective directors, officials, officers, employees, agents, legal advisers and agents, at the exclusive cost and charge of Pledgor, harmless from and against all and any liabilities, losses, claims, proceedings, penalties, judgments, liens, determinations, claims, damages, costs, fines and disbursements, as well as reasonable and documented expenses and fees of any kind (including, without limitation, reasonable and documented legal fees), whether known or unknown, anticipated or unforeseen, contingent or otherwise arising out of or in connection with the Pledged Assets or any part thereof (including, without limitation, any contingency or tax liability), this Agreement and/or any act or omission in connection therewith, including without limitation, in connection with (i) the execution, granting and performance of this Agreement and any amendment thereof; (ii) the improvement and maintenance of the Security Interest established hereunder; (iii) the exercise of any rights arising out of or in connection with the Pledged Assets; and (iv) the exercise by Pledgee of any of its rights, actions, and remedies in accordance with or under this Agreement. The indemnity obligations of Pledgor contained in this Clause shall continue in full force and effect regardless of the termination of this Agreement and shall survive the sale or transfer of the Pledged Assets (or any part thereof) in accordance with Clause Seven of this Agreement or otherwise.

1	Note: Please confirm

(c) Pledgor in this act expressly and irrevocably agrees to maintain the Security Interest in favor of Pledgee on all of Pledged Assets and in this act Pledgor unconditionally, expressly and irrevocably waives to exercise each and every right provided for in Article 358 of the Law, without the prior written consent of Pledgee.

Five. Pledged Assets.

(a) Economic and Corporate Rights. Unless there is a Default or an Even of Default, Pledgor shall have the right to exercise the rights derived from the Beneficial Interest in a manner consistent with and not resulting from the Exit Debt Financing Documents (or not reasonably expected to result) in a breach of, or conflict with, the terms and conditions of this Agreement, the other Exit Debt Financing Documents and/or any transactions contemplated thereunder, the rights, actions and remedies of Pledgee and/or the Exit Debt Financing Secured Parties pursuant to or in terms of this Agreement, any of the other of Exit Debt Financing Documents or applicable law, or the ability of Pledgee and/or any Exit Debt Financing Secured Parties to exercise any such rights, actions and remedies; provided, however, that no vote shall be cast and no consent shall be granted or any action shall be taken which has the effect of impairing or damaging the position or interests of Pledgee and/or the Exit Debt Financing Secured Parties in respect of the Beneficial Interest, or which authorizes, causes or consents to: (i) the termination or cancellation of the Torre Aeromexico Trust; (ii) the creation or granting of any Lien or other type of guarantee on the Beneficial Interest and/or the Trust Estate (or any portion thereof); (iii) the reversal, sale, transfer, transmission or other type of disposition of all or any part of the Beneficial Interest and/or the Trust Estate; and/or (iv) the reform or amendment of the Torre Aeroméxico Trust that (a) in any way that affects or could affect the Pledged Assets (or any part thereof) and/or the fulfillment of the Exit Debt Financing Secured Obligations, or (b) in any way results (or may reasonably be expected to result) in a breach of or conflict with the terms and conditions of the Exit Debt Financing Documents.

(b) At the time a Default or an Event of Default occurs, the rights of Pledgor to exercise any rights in relation to the Pledged Assets as described in paragraph (a) above shall cease, and all such rights and power shall be exercised thereafter by Pledgee, who shall have the exclusive right to exercise such rights and powers belonging to or related to the Security Interest, in the manner deemed appropriate; provided that, Pledgee shall have the right, but not the obligation, at any time after a Default occurs, to authorize Pledgor in writing to exercise such rights.

(c) Pledgor in this act agrees that, in the event that notwithstanding the provisions of this Agreement, for any reason and at any time, all or any part of the Trust Estate is reverted to Pledgor, (i) all and any reverted personal property will form part of the Pledged Assets for all applicable legal purposes, and (ii) Pledgor must, as soon as possible but in any case within 5 (five) Business Days following such reversal, (x) execute and deliver all and any documents and carry out any other actions and measures that Pledgee considers necessary or advisable to document, record, confirm, perfect, protect and/or maintain the Security Interest on said personal property reverted, including without limitation, the execution of an amendment agreement to this Agreement in terms satisfactory to Pledgee, at its sole discretion, (y) at the option of Pledgee, at its sole discretion (1) grant and constitute a mortgage in first place and degree of priority in favor of Pledgee, on all and any real estate that has been reverted in favor of the Pledgor, and/or (2) transfer ownership and title of said real estate reverted in favor of a banking or financial institution that acts as trustee in any security and/or administration and/or source of payment trust agreement, and/or any other type of Mexican trust agreement constituted for the benefit of Pledgee or executed in accordance with the terms of the Exit Debt Financing Documents; and (z) execute and deliver all and any documents and carry out any other actions and measures that Pledgee considers necessary or advisable to document, record, confirm, perfect, protect and/or maintain any mortgage granted (or that should be granted) and any transfer made (or that should be made) in accordance with the provisions of this paragraph.

(d) Inspection Rights. In accordance with Article 362 of the Act, Pledgee (or any other Person(s) designated by Pledgor) shall have the right, upon reasonable advance notice, but in any case at least 2 (two) Business Days in advance, during normal working hours and at the exclusive cost and expense of Pledgor, to visit and access any place of business of Pledgor wherever Pledged Aircraft are located, prior authorization of the relevant Pledgor, and to inspect the Pledged Aircraft in order to verify compliance by Pledgor with the Exit Debt Financing Documents, to perform site visits, examine, inspect and audit the books and records of Pledgor related only to the Pledged Assets and/or the Torre Aeroméxico Trust, and obtain copies or extracts of the records, publications, orders, receipts and correspondence or any other information of Pledgor only in respect of or in connection with the Pledged Assets and/or the Torre Aeroméxico Trust, as well as to discuss the matters, finance and conditions of the Pledged Assets, with the officers and independent accountants of Pledgor. Pledgor shall cooperate with Pledgee in carrying out these visits and inspections, and Pledgee shall not, in an unreasonable manner, prevent, endanger, obstruct or interfere in the ordinary course of business of Pledgor during such visits and inspections. Without prejudice to the foregoing, in the event of a Default, an Event of Default or an emergency situation, Pledgee shall have the right to access any place of business of Pledgor at non-working times and without prior notice.

(e) Liability in respect of the Pledged Assets. Pledgor shall be liable for any claim, action, obligation, loss, damage, liability, costs and expenses, including taxes, arising from or in connection with the Pledged Assets.

(f) Absolute Rights. The rights, actions and remedies of Pledgee under this Agreement are absolute and unconditional, regardless of the constitution, improvement, replacement, release or failure to make any other guarantee or any release, amendment or waiver, or consent to any guarantee, with respect to the payment and performance of all or any of the Exit Debt Financing Secured Obligations; any individual or partial exercise of such rights, actions, remedies or powers shall not preclude any other present or future exercise thereof.

(g) Rights Cumulative. (i) The Security Interest established under this Agreement shall remain in full force and effect regardless of whether Pledgor or any other Person, on this date or at any later time, gives any guarantee in respect of payment and performance of all or part of the Exit Debt Financing Secured Obligations; and (ii) the rights and remedies of Pledgee and the Exit Debt Financing Secured Parties under this Agreement or in accordance with the other of Exit Debt Financing Documents (y) are cumulative and in addition to, and not exclusive of, any rights, actions or remedies available to Pledgee and/or any Exit Debt Financing Secured Party in accordance with applicable law or the provisions of this Agreement and/or other of Exit Debt Financing Documents; and (z) are not conditioned or contingent upon the exercise by Pledgee and/or any of the Exit Debt Financing Secured Parties of any of its rights, actions or remedies arising out of this Agreement and/or other of Exit Debt Financing Documents against Pledgor or any other Person.

Six. Event of Default. In the event of an Event of Default occurs and is continuing (i) all the rights of Pledgor under paragraph (a) of Clause Five shall cease and terminate automatically; provided that all obligations of Pledgor shall remain in full force and effect and shall be fulfilled exclusively by Pledgor; and (ii) each and every right arising out of or in connection with the Pledged Aircraft shall be exercised exclusively by Pledgee in accordance with the provisions of this Agreement and in a manner consistent with the applicable provisions of the Indenture, the Exit Facility Order; (iii) Pledgee shall have the exclusive right to collect and receive all and any earnings, payments, distributions or other amounts or considerations arising out of or derived from, or in connection with, the Pledged Assets, and apply them to the payment of the Exit Debt Financing Secured Obligations in accordance with the of Exit Debt Financing Documents; and (iv) Pledgee shall have the right to execute the security on the Pledged Assets in accordance with the provisions of Clause Seven hereof, and to exercise its rights in any other manner as provided for in the Act.

Seven. Execution.

(a) Pledgor in this act expressly and irrevocably authorizes Pledgee so that, in the event of an Event of Default, it executes the Pledged Assets and initiates the out-of-court or judicial execution procedure in accordance with the applicable provisions of Book Five, Title Third Bis, Chapters I and/or II of the Commercial Code, as applicable, in order to obtain payment of the Exit Debt Financing Secured Obligations in full and seek the delivery and physical possession of the Pledged Assets through said procedure.

(b) In accordance with the provisions of Article 1414 bis and 1414 bis 17 of the Commercial Code and Articles 361, 362, and 363 of the Act, the Parties hereby agree that, for the purposes of valuing the Pledged Assets, Pledgor in this act expressly and irrevocably authorize Pledgee, so that, at the exclusive cost of Pledgor, obtain an appraisal of the Pledged Assets prepared by the Mexican credit institution or appraisal firm of recognized prestige in Mexico that Pledgee designates for such purposes.

(c) Pledgor in this act agrees and undertakes that it shall carry out (and cause the Torre Aeroméxico Trustee to carry out) all and any acts to be carried out and/or initiate all and any procedures necessary to facilitate the execution and sale of the Pledged Assets in accordance with applicable law. Additionally, Pledgor undertakes to perform or cause any other act that may be necessary to accelerate the sale of all or part of the Pledged Assets to be executed, and to sign and deliver any documents and to carry out (and cause the Torre Aeroméxico Trustee to carry out) any other actions and measures that Pledgee considers necessary or advisable for such sale to be carried out in compliance with applicable law and that transferee of the Pledged Assets complies at the relevant time with the requirements that the Torre Aeroméxico Trustee formulates regarding any Know Your Client procedure. Also, Pledgor expressly agrees and consents that all cash and/or proceeds derived from the sale of the Pledged Assets shall be retained and applied by Pledgee for the payment of the Exit Debt Financing Secured Obligations in accordance with Article 336 bis of the Act and in the order required in accordance with the of Exit Debt Financing Documents. For clarity purposes, Pledgee shall have no obligation to question or investigate the adequacy of any amounts received thereby in respect of the Pledged Assets.

Eight. Capacity of Collateral Agent. As a determining reason for the willingness of Pledgee and the Exit Debt Financing Secured Parties to execute the Exit Debt Financing Documents to which they are a party, Pledgor in this act, expressly and irrevocably, acknowledges that (i) Pledgee, as Collateral Agent (or any successor agent duly designated in accordance with the of Exit Debt Financing Documents), has the necessary appointments, legal capacity and powers to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for anything relating to or arising from this Agreement, either directly or through its agents; and (ii) waives its rights to submit or initiate any action aimed at challenging the existence, appointment, legal capacity or otherwise, and the powers of Pledgee to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for all matters arising out of or in connection with this Agreement, in accordance with the terms of this Agreement and the other of Exit Debt Financing Documents.

Nine. Tax and Expenses.

(a) All taxes, costs, expenses, reasonable and documented fees, costs and/or commissions arising out of the negotiation, preparation, drafting, execution and registration of this Agreement, and in connection with any amendment thereof, as well as any action, contract, document, instrument or notice carried out, drafted, signed or notified hereunder, including without limitation, the fees of the notary public and/or the Torre Aeroméxico Trustee and registration costs and duties, as well as reasonable and documented fees and disbursements of the legal advisors of Pledgee and the Exit Debt Financing Secured Parties, as well as any reasonable and documented expenses and costs incurred by Pledgor and any of the Exit Debt Financing Secured Parties in fulfilling their obligations, and all and any costs and expenses incurred by Pledgee and any of the Exit Debt Financing Secured Parties in the exercise of their rights hereunder and in any execution proceeding pursuant thereto, shall be covered exclusively and fully by Pledgor and Pledgee and the Exit Debt Financing Secured Parties shall have no liability in this respect.

(b) In the event that, for any reason, Pledgee pays any such taxes, costs, expenses, fees and/or commissions, Pledgor shall, within 5 (five) Business Days of the date on which they receive the request from Pledgee, to reimburse Pledgee for the amount of such taxes, costs, expenses, fees and/or commissions (including legal advisors’ fees and expenses) incurred by Pledgee.

(c) Any amounts payable to Pledgee by Pledgor pursuant to this Clause Nine shall be part of the Exit Debt Financing Secured Obligations guaranteed by the Security Interest.

Ten. Assignments.

(a) The rights and obligations arising out of this Agreement may not be assigned or transferred by Pledgor without the prior written consent of Pledgee.

(b) Pledgee may assign or transfer, in whole or in part, its rights under this Agreement by simple written notice to Pledgor, but without requiring its consent to carry out such assignment or transfer, provided that such Assignment or transfer is allowed under the Exit Debt Financing Documents. Pledgor undertakes to cooperate in good faith and in a reasonable manner with Pledgee in connection with any assignment, transfer, sale and/or participation of Pledgee under this Agreement, in accordance with the terms of the Exit Debt Financing Documents. Likewise, at the time when any Pledgor receives a notice of assignment by Pledgee, Pledgor must carry out any other act as necessary to maintain the validity and perfecting of the pledge hereby created.

Eleven. Novation; Amendments; Waivers. Neither the execution of this Agreement nor the creation of the Security Interest provided for therein constitute novation, amendment or payment of the Exit Debt Financing Secured Obligations.

This Agreement may only be amended by the written consent of Pledgor and Pledgee.

Any waivers of the provisions of this Agreement, and any consents to deviations by Pledgor from the terms of this Agreement, shall be valid and effective only if they are in writing and duly signed by Pledgee; provided that, in any case, such waiver or consent shall only be effective with respect to the instance and for the specific purpose for which it was granted. Failure to, or delay in the exercise of any rights, powers or privileges, or the performance of any obligation to do or not to do so hereunder by Pledgee shall in no case constitute a waiver thereof. Similarly, the partial or sole exercise of any rights of Pledgee does not preclude the future exercise of those rights or any other rights of Pledgee.

Twelve. Notices. All notices, claims and requests submitted or required to be submitted in accordance with or related to this Agreement shall be in writing. All notices shall be deemed to have been duly delivered when delivered: (i) personally, with acknowledgment of receipt; or (ii) by internationally recognized courier service, with acknowledgment of receipt; or (iii) by e-mail, followed by specialized courier or personal delivery, with acknowledgment of receipt. All notices and notifications shall be delivered to the following addresses, and shall be deemed effectively delivered when deliveries are received or rejected, as indicated in the acknowledgment of receipt or at the receipt of such courier service.

To Pledgor:

Av. Paseo de la Reforma No. 243, piso 26

Colonia Cuauhtémoc, Zip code 06500

Mexico City, Mexico

Phone: [***]

Attn: CEO – Andrés Conesa Labastida and CFO – Ricardo Javier Sánchez Baker

E-mail: [***]

With copy, without this meaning notice, to:

Sainz Abogados, S.C.

Boulevard Manuel Ávila Camacho 24, piso 21

Lomas de Chapultepec, C.P. 11000

Mexico City, Mexico

Phone: [***]

Attn: Alejandro Sainz Orantes / Santiago Alessio Robles

E-mail: [***]

To Pledgee:

UMB Bank, N.A., in its capacity as Collateral Agent

2 South Broadway, Suite 600

St. Louis, MO 63102

Phone: [***]

Attn: Julius Zamora

E-mail: [***]

With copy, without this meaning notice, to:

Holland & Knight México, S.C.

Av. Paseo de la Reforma No. 343, piso 29

Juárez, Cuauhtémoc 06600

Mexico City, Mexico

Attn: Alejandro Landa Thierry / Aldo González Melo

E-mail: [***]

and

Nader, Hayaux and Goebel, S.C.

Paseo de los Tamarindos 400-B piso 7

Bosques de las Lomas, Cuajimalpa,

C.P. 05120, Ciudad de México, México

Attn: Javier Arreola E.

E-Mail: [***]

While no change of address is notified in accordance with this Clause, any notice, notification or other communication, whether judicial or extrajudicial, at any of the above addresses, shall take full effect.

Thirteen. Additional Obligations. Pledgor shall, at any time and from time to time, at their sole cost and expense, promptly execute and deliver all instruments and/or documents, and carry out (and cause the Torre Aeroméxico Trustee to carry out) any actions that may be necessary or desirable, or that Pledgee requests, for the purpose of perfecting, protecting and/or maintaining the Security Interest in accordance with this Agreement and/or protecting and preserving the Pledged Assets (or any part thereof), and/or to allow Pledgee to exercise and enforce the rights, actions and remedies arising from this Agreement in connection with the Pledged Assets or any part thereof, including without limitation, to take any action and/or initiate all and any procedures that are necessary for the sale of the Pledged Assets or any part thereof by Pledgee.

Fourteen. Severability. If any of the provisions contained in this Agreement is declared null and void by a competent court, such provision shall be considered separated from the other provisions of this Agreement, so as not to affect the validity of the other provisions of this Agreement.

Fifteen. Attachments and Headings. All documents attached to or referenced within this Agreement form an integral part of this Agreement as if they were inserted to the letter. The titles and headings included in this Agreement are for convenience only and shall not affect, limit or describe the scope or intent (or otherwise affect the interpretation) of the provisions of this Agreement.

Sixteen. Counterparts. This Agreement shall be executed in several copies, which together shall be considered as a single contract, and shall be effective until 1 (one) or more such copies are signed by each of the parties and delivered to the other Party.

Seventeen. Jurisdiction, Applicable Law. This Agreement shall be construed in accordance with the applicable laws of Mexico, and for all matters relating to the interpretation and performance of this Agreement and any action or procedure resulting from or in connection therewith, the Parties hereby submit themselves, expressly and irrevocably, to the jurisdiction of the competent courts of Mexico City, Mexico, and expressly and irrevocably waive their rights in respect of any other jurisdiction that may correspond thereto by virtue of their present or future domiciles or for any other reason.

NOW, AND THEREFORE, the parties sign and grant this Agreement, on this 17th day of March, 2022.

[Signature Page Follows]

NOW, AND THEREFORE, the parties sign and grant this Agreement, on this 17th day of March, 2022.

Pledgor

Aerovías de México, S.A. de C.V.

By:	/s/ Ricardo Javier Sánchez Baker	By:	/s/ Daniel Martínez Martínez
Name:	Ricardo Javier Sánchez Baker	Name:	Daniel Martínez Martínez
Title:	Attorney-in-fact	Title:	Attorney-in-fact

Signature page of the Non-Dispossessory Pledge Agreement on Beneficial Interest dated March 17, 2022 entered into, by and between Aerovías de México S.A. de C.V. as pledgor, UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing, as pledgee, with the appearance of Banca Mifel, S.A., Institución de Banca Múltiple, Grupo Financiero Mifel, in its capacity as trustee under the Master Trust number 2414/2017

Pledgee

UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing

By:	/s/ Aldo González Melo
Name:	Aldo González Melo
Title:	Attorney-in-fact

Signature page of the Non-Dispossessory Pledge Agreement on Beneficial Interest dated March 17, 2022 entered into, by and between Aerovías de México S.A. de C.V. as pledgor, UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing, as pledgee, with the appearance of Banca Mifel, S.A., Institución de Banca Múltiple, Grupo Financiero Mifel, in its capacity as trustee under the Master Trust number 2414/2017

With the appearance of

Banca Mifel, S.A., Institución de Banca Múltiple, Grupo Financiero Mifel, in its capacity as trustee under the Master Trust number 2414/2017

By:	/s/ Alejandro Pérez Lecuona	By:	/s/ Roberto Isaías Oblea Blasco
Name:	Alejandro Pérez Lecuona	Name:	Roberto Isaías Oblea Blasco
Title:	Trust Representative	Title:	Trust Representative

Signature page of the Non-Dispossessory Pledge Agreement on Beneficial Interest dated March 17, 2022 entered into, by and between Aerovías de México S.A. de C.V. as pledgor, UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing, as pledgee, with the appearance of Banca Mifel, S.A., Institución de Banca Múltiple, Grupo Financiero Mifel, in its capacity as trustee under the Master Trust number 2414/2017